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                                                                    EXHIBIT 5.1

                                           , 1999
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Board of Directors
American Plumbing and Mechanical, Inc.
1502 Augusta, Suite 425
Houston, Texas 77057

Ladies and Gentlemen:

                  We have acted as counsel to American Plumbing & Mechanical, Inc., a Delaware corporation (the "Company"), and are delivering this opinion in connection with the Company's Registration Statement on Form S-4 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the offer by the Company to exchange up to $125,000,000 aggregate principal amount of its 115/8% Senior Subordinated Notes Due 2008, Series B (the "Exchange Notes") for its existing 115/8% Senior Subordinated Notes Due 2008, Series A (the "Existing Notes"). The Exchange Notes are proposed to be issued in accordance with the provisions of the indenture (the "Indenture"), dated as of May 19, 1999, between the Company, the guarantors named therein (the "Guarantors") and State Street Bank and Trust Company, as Trustee.

                  In arriving at the opinions expressed below, we have examined the Registration Statement, the Prospectus contained therein, the Indenture which is filed as an exhibit to the Registration Statement, and the originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials and officers and representatives of the Company. In all such examinations and for purposes of our opinions set forth below, we have, with your approval and without independent investigation, assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity and completeness of all documents submitted to us as originals, the conformity to the authentic original documents of all documents submitted to us as copies and that all documents in respect of which forms were filed with the Securities and Exchange Commission as exhibits to the Registration Statement will conform in all material respects to the forms thereof that we have examined. In addition, as the basis for the opinion hereinafter expressed, we have examined such statutes, regulations, corporate records and documents, certificates of corporate and public officials and other instruments as we have deemed necessary or advisable for the purposes of this opinion.

                  Based on the foregoing, and having due regard for such legal considerations as we deem relevant, and subject to the qualifications and limitations set forth below, we are of the opinion that the Exchange Notes and the guarantee of each of the Guarantors (the "Guarantees"), (a) when



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Board of Directors
American Plumbing and Mechanical, Inc.
             , 1999
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the Notes have been exchanged in the manner described in the Registration
Statement, (b) when the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the terms of the Indenture, (c) when the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (d) when applicable provisions of "blue sky" laws have been complied with, will constitute valid and binding obligations of the Company and the Guarantors, as applicable, enforceable against the Company and the Guarantors, as applicable, in accordance with their terms, under the laws of the State of New York which are expressed to govern the same, except as the enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium (including, without limitation, all laws relating to fraudulent transfers), (b) other similar laws relating to or affecting enforcement of creditors' rights generally, (c) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (d) limitations on the waiver of rights under usury laws, and will be entitled to the benefits of the Indenture.

                  This opinion is limited in all respects to the laws of the State of Texas, the State of New York and the Delaware General Corporation Law. We express no opinion as to, and for the purposes of the opinions set forth herein, we have conducted no investigation of, and do not purport to be experts on, any other laws. With respect to each Guarantor which was not organized under the laws of the State of Texas or the State of Delaware, we have assumed that the laws of the jurisdiction, organization or formation of such Guarantor with respect to matters of authorization, execution and delivery do not differ in any material respect from the laws of the State of Texas in those regards and have undertaken no investigation of the laws of any jurisdiction or their effect, if any, on any legal conclusion herein expressed other than, the laws of the State of Texas, the State of New York and the Delaware General Corporation Law. We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,